EXHIBIT 99.1

For Information
Brent A. Collins
303-861-8140

FOR IMMEDIATE RELEASE

ST. MARY ANNOUNCES THE RETIREMENT OF ROBERT NANCE AND MANAGEMENT TRANSITION IN THE ROCKY MOUNTAIN REGION

DENVER, August 24, 2007– St. Mary Land & Exploration Company (NYSE: SM) today announces that Robert L. Nance, 71, Senior Vice President of the Company, and President and Chief Executive Officer of the Company’s wholly-owned subsidiary Nance Petroleum Corporation, has announced his decision to retire in the first quarter of 2008. St. Mary also announces that Mark D. Mueller will be joining the Company in September as Senior Vice President and will succeed Mr. Nance as Regional Manager of the Rocky Mountain region effective November 5, 2007. Mr. Nance will continue to serve the Company as an executive advisor to the CEO and President of St. Mary through the date of his retirement.

Tony Best, President and CEO, commented, “On behalf of the Board and all of our employees, I want to thank Bob Nance for all of his contributions and efforts over the years to St. Mary, Nance Petroleum, and the oil and gas industry. His leadership and dedication at Nance Petroleum have been instrumental in building St. Mary into the company that it is today. He is a towering figure in the Rockies oil and gas community, and we wish him all the best in the future.”

Mr. Nance has had a distinguished career in the oil and gas business beginning with a degree in petroleum geology in 1959 from Southern Methodist University. In 1969, he founded Robert L. Nance and Associates in Billings, Montana, which was the predecessor to Nance Petroleum Corporation. The successful relationship with St. Mary began in 1991, when St. Mary and Nance Petroleum formed a partnership whereby St. Mary gained its first exposure to the Williston Basin. The partnership proved to be very successful, and in 1999 St. Mary acquired Nance Petroleum as a wholly-owned subsidiary. Since that time Mr. Nance has served as President and CEO of Nance Petroleum and has managed the Rocky Mountain region for St. Mary.

Mr. Nance also served on the St. Mary Board from 1999 to 2003. Throughout his accomplished career Mr. Nance has been honored with numerous industry awards, including the Wildcatter Lifetime Achievement Award in 1999 by the Independent Petroleum Association of Mountain States (IPAMS), the Chief Roughneck award in 2002 by the Independent Petroleum Association of America (IPAA), and membership into the Rocky Mountain Oil and Gas Hall of Fame in 2004. Together with his wife, Penni, Mr. Nance has been an active and generous supporter of civic and philanthropic endeavors throughout Montana and in the Billings community.

Regarding the hiring of Mr. Mueller, Mr. Best commented, “I am pleased to welcome Mark Mueller to St. Mary. Mark has outstanding credentials and a proven track record of performance in the Canadian Rockies. We are looking forward to his leadership as he builds on the legacy that Bob Nance established in our Rocky Mountain region.” Most recently, Mr. Mueller has been the Vice President and General Manager of Samson Exploration Ltd. in Calgary, Canada. He also managed Samson Canada Ltd. which was sold in 2006. From 1986 to 2003, he held positions of increasing responsibility in engineering and management for UNOCAL throughout North America and Southeast Asia. He has had papers published in various industry technical journals and is the holder of twelve engineering-related patents. Mr. Mueller received a degree in Petroleum Engineering from Colorado School of Mines in 1986.

INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of securities laws. The word “will” and similar expressions are intended to identify forward-looking statements. These statements involve known and unknown risks, which may cause St. Mary’s actual results to differ materially from results expressed or implied by the forward-looking statements. These risks include such factors as the pending nature of the reported management change and other matters discussed in the “Risk Factors” section of St. Mary’s 2006 Annual Report on Form 10-K/A and subsequent Quarterly Reports on Form 10-Q filed with the SEC. Although St. Mary may from time to time voluntarily update its prior forward looking statements, it disclaims any commitment to do so except as required by securities laws.

PR-07-16

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